EXHIBIT 99.2

DIRECTORS AND EXECUTIVE OFFICERS OF THE REPORTING PERSONS

The following information is provided for each of the directors and executive officers of the Reporting Persons:

•	Name

•	Present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted.

Directors and Executive Officers of TmarPart

All of the following persons are citizens of the Federative Republic of Brazil, except for Zeinal Abedin Mahomed Bava and Pedro Guimaraes e Melo de Oliveira Guterres, who are citizens of Portugal.

Name	Business address	Present principal occupation or employment and the name of any corporation or other organization in which such employment is conducted
Otávio Marques de Azevedo	Rua Doutor Geraldo Campos Moreira nº. 375 - 9º andar, Brooklin Novo, 04571-020, São Paulo/SP, Brazil.

Chairman of the Board of Directors, TmarPart, Non Executive Director, Portugal Telecom SGPS, S.A.

Chief Executive Officer of Andrade Gutierrez Telecomunicações LTDA

Chief Executive Officer of AG Telecom Participações S.A.

Chief Executive Officer, Pasa Participações S.A.

Alternate Member of the board of directors, Tele Norte Celular Participações S.A.

Chief Executive Officer, Andrade Gutierrez S/A

Carlos Francisco Ribeiro Jereissati	Rua Angelina Maffei Vita nº. 200 – 9º andar, Jardim Paulistano, 01489-900, São Paulo/SP, Brazil.

Member of the Board of Directors, TmarPart

Chairman of the Board of Directors, Iguatemi Empresas de Shopping Centers S.A.

Chairman of the Board of Directors, Jereissati Telecom S.A.

Chairman of the Board of Directors, LF Tel S.A.

Chairman of the Board of Directors, Jereissati Participações S.A.

Pedro Jereissati	Rua Angelina Maffei Vita nº. 200 – 9º andar, Jardim Paulistano, 01489-900, São Paulo/SP, Brazil.

Chief Executive Officer and Investor Relations Officer and Director, TmarPart

Non Executive Director, Portugal Telecom SGPS, S.A.

Chief Executive Officer and Director, Jereissati Telecom S.A.

Chief Executive Officer and Director, EDSP75 Participações S.A.

Chief Executive Officer and Director, LF Tel S.A.

Member of the Board of

Directors, Iguatemi Empresa de

Shopping Centers S.A.

Member of the Board of

Directors, Jereissati Participações S.A.

Member of the Board of

Directors, Contax Participações S.A.

Member of the Board of

Directors, CTX Participações S.A.

José Augusto da Gama Figueira	Praia de Botafogo 300, 11th floor, sala 1101 (parte) 22250-040, Rio de Janeiro, RJ, Brazil

Member of the Board of Directors, TmarPart

Chief Executive Officer and Director, Valverde

Alternate Member of the Board of Directors, Telemar Norte Leste S.A.

Alternate Member of the Board of Directors, Oi S.A.

Alternate Member of the Board of Directors, Calais Participações S.A.

Member of the Board of Directors, Tele Norte Celular Participações S.A.

Odali Dias Cardoso	Av. Borges de Medeiros, 829, Lagoa – Rio de Janeiro/RJ, Brazil	Member of the Board of Directors, TmarPart President da Associação Atlética Banco do Brasil (AABB – Rio de Janeiro)

Zeinal Abedin Mahomed Bava	Rua Borges de Medeiros, 633, cj 301, Lagoa, Rio de Janeiro/RJ, Brazil

Member of the Board of Directors, TmarPart

Chief Executive Officer and Executive Member of the Board of Directors of Portugal Telecom

Chief Executive Officer and Chairman of the Board of Directors of PT Comunicações and TMN

Ivan Ribeiro de Oliveira	Alameda da Serra, nº. 400, 5º andar, Vila da Serra, Nova Lima/MG, Brazil.	Alternate Member of the Board of Directors, TmarPart Chief Executive Officer, Axxiom Soluções Tecnológicas S.A.

Alessandro Golombiewski Teixeira	Esplanada dos Ministérios, Bloco J - 8° andar, sala 800 – Brasília/DF, Brazil.

Member of the Board of Directors, TmarPart

Executive Secretary of Ministério do Desenvolvimento, Indústria e Comércio Exterior

President da WAIPA – World Association of Investment Promotion Agencies

President da Rede Ibero-Americana de Organismos de Promoção Comercial

Member of the Board of

Directors, Banco Nacional de Desenvolvimento Econômico e Social – BNDES

Member of the Board of

Directors, Serviço Brasileiro de Apoio às Micro e Pequenas Empresas – SEBRAE Nacional

Alexandre Jeressati Legey	Rua Angelina Maffei Vita nº. 200 – 9º andar, Jardim Paulistano, 01489-900, São Paulo/SP, Brazil.	Alternate Member of Board of Directors, TmarPart Executive Officer, Valverde Alternate Member of the Board of

Directors, Tele Norte Celular Participações S.A.

Chief Financial Officer and Investor Relations Officer, LF Tel S.A.

Chief Financial Officer and Investor Relations Officer, Jereissati Telecom S.A.

Vice President, EDSP75 Participações S.A.

Member of the Board of

Directors, Contax Participações S.A.

Member of the Board of

Directors, CTX Participações S.A.

Carlos Jeressati	Rua Angelina Maffei Vita nº. 200 – 9º andar, Jardim Paulistano, 01489-900, São Paulo/SP, Brazil.

Alternate Member of Board of Directors, TmarPart

Chief Executive Officer, Iguatemi Empresa de Shopping Centers – IESC

Member of the Board of

Directors, Jereissati Participações S.A. Member of the Board of

Directors, LF Tel S.A.

Member of the Board of

Directors, Jereissati Telecom S.A. Member of the Board of

Directors, CTX Participações S.A.

Member of the Board of

Directors, Contax Participações S.A.

José Mauro Mettrau Carneiro da Cunha	Praia de Botafogo 300, 11th floor, sala 1101 (parte) 22250-040, Rio de Janeiro, RJ, Brazil

Member of Board of Directors, TmarPart

Member of the Board of

Directors, Log-in alifórni Intermodal S/A

Member of the Board of

Directors, Lupatech S/A

Chairman of the Member of the Board of Directors, Telemar Norte Leste S.A.

Chairman of the Member of the Board of Directors, Oi S.A.

Chairman of the Member of the Board of Directors, Tele Norte Celular Participações S.A.

Chairman of the Member of the Board of Directors, TNL PCS S.A.

Chairman of the Member of the Board of Directors, Calais Participações S.A.

Armando de Santi Filho	Av. Padre Pereira de Andrade, 545, ap. 92 B, Boacava, São Paulo/SP – Brazil	Alternate Member of the Board of Directors, TmarPart Executive Officer, ASF Consultoria Ltda.

Shakhaf Wine	Rua Borges de Medeiros, 633, cj 301, Lagoa, Rio de Janeiro/RJ, Brazil

Alternate Member of Board of Directors, TmarPart

Executive Director, Portugal Telecom, SGPS, S.A.

President of the Board of Directors of Bratel Brasil S.A.

Member of the Board of

Directors, Contax Participações S.A.

Vice President, Pasa Participações S.A.

Vice President EDSP75 Participações S.A.

Member of the Board of Directors and Chairman and Chief Executive Officer of Portugal Telecom Brasil S.A. Vice President, AG Telecom Participações S.A.

Carlos Augusto Borges	SCN, Quadra 02, Bloco “A”, Edifício Corporate Financial Center - 11° andar	Member of Board of Directors, TmarPart Member of Board of Directors, Valepar S.A. Office of Participações Societárias e Imobiliárias da FUNCEF

Luis Carlos Fernandes Afonso	Rua do Ouvidor, 98/9 andar, Centro, Rio de Janeiro, Brazil

Member of Board of Directors, TmarPart

Chief Executive Officer, Fundação Petrobrás de Seguridade Social – PETROS

Member of Board of Directors, Perdigão Agro-Industrial S.A.

Member of Board of Directors, BRF – Brasil Foods S/A

Member of Board of Directors, Iguatemi Empresa de Shopping Center S.A.

Member of Board of Directors, Indústrias Romi

Renato Torres de Faria	Av. do Contorno, 8123 – Bairro: Cidade Jardim – CEP: 30110-937 – Belo Horizonte—MG, Brazil

Alternate Member of Board of Directors, TmarPart

Chief Financial Officer and Investor Relations Officer, Andrade Gutierrez Concessões S.A.

Superintendent officer and member of the board of directors of Domino Holdings S.A.

Chief Executive Officer, Water Port S.A.

Member of the board of directors, Concessões Rodoviárias S.A. – CCR

Rafael Cardoso Cordeiro	Av. do Contorno, 8123 – Bairro: Cidade Jardim – CEP: 30110-937 – Belo Horizonte—MG, Brazil

Alternate Member of Board of Directors, TmarPart

Executive Officer, Valverde

Gerente financeiro da Andrade Gutierrez Concessões S/A

Member of Board of Directors, Water Port S/A

Member of Board of Directors, Companhia Energética de Minas Gerais - CEMIG

Ricardo Coutinho de Sena	Av. do Contorno, 8123 – Bairro: Cidade Jardim – CEP: 30110-937 – Belo Horizonte—MG, Brazil

Member of Board of Directors, TmarPart

Chief Executive Officer and Director, Andrade Gutierrez Concessões S.A.

Member of Board of Directors, CCR S.A.

Member of Board of Directors, QUIPORT – Concessionária do Aeroporto Internacional de Quito – Equador

Member of Board of Directors, Domino Holdings S.A. Member of Board of Directors, Companhia Energética de Minas Gerais - CEMIG

Fernando Magalhães Portella	Rua Angelina Maffei Vita nº. 200 – 9º andar, Jardim Paulistano, 01489-900, São Paulo/SP, Brazil.	Alternate Member of Board of Directors, TmarPart Chief Executive Officer, Jereissati Participacões S.A. Member of Board of Directors, Iguatemi Empresa de Shopping Center S.A.

Luiz Antônio Rodrigues Elias	Esplanada dos Ministérios, Bloco E - 5° andar, gabinete, sala 500 – CEP: 70067-900, Brazil.

Alternate Member of Board of Directors, TmarPart

Executive Secretary of Ministério da Ciência e Tecnologia

Chairman of the Board of Directors, Financiadora de Estudos e Projetos (FINEP)

Chairman of the Board of Directors, Institutos Nacionais de C&T

Member of Conselho Deliberativo, CNPq

Roberto Yoshio Miura	SCN, Quadra 02, Bloco “A”, Edificio Corporate Financial Center — 12° andar – Brasília/DF, Brazil	Alternate Member of Board of Directors, TmarPart Coordenador de Participações Diretas na FUNCEF – Fundação dos Economiários Federais

Wilson Santarosa	Av. Republica do Chile n° 65, 23° andar, Centro – Rio de Janeiro/RJ, Brazil	Alternate Member of Board of Directors, TmarPart Gerente Executivo da Área de Comunicação Institucional da Petrobras Presidente do Conselho Deliberativo da Fundação Petros de Seguridade Social

Pedro Guimaraes e Melo de Oliveira Guterres	Rua Borges de Medeiros, 633, conjunto 301, CEP 22430-041, Rio de Janeiro, RJ, Brazil

Executive Officer, TmarPart

Administrador Executivo da Portugal Telecom Investimentos Internacionais

Member of Board of Directors, Medi Telecom

Member of Board of Directors, Previsão—Sociedade Gestora de Fundo de Pensões, S.A.

Armando Galhardo Nunes Guerra Junior	Av. Contorno, 8080 – Bairro Lourdes – Belo Horizonte – MG, Brazil

Executive Officer, TmarPart

Member of the Board of Directors, Cosipar – Cia Siderúrgica do Pará

Member of the Board of Directors, Kepler Weber S.A.

Member of the Board of Directors, MASB – Desenvolvimento Imobiliário S.A.

Member of the Board of Directors, ESTRE Ambiental S.A.

Member of the Board of Directors, Contax Participações.S.A.

Renato Sobral Pires Chaves	Praia de Botafogo, n° 300 - 11° andar, Botafogo, 22250-040, Rio de Janeiro/RJ, Brazil	Executive Officer, TmarPart

Directors and Executive Officers of Valverde Participações S.A.

All of the following persons are citizens of the Federative Republic of Brazil.

Name	Business address	Present principal occupation or employment and the name of any corporation or other organization in which such employment is conducted
José Augusto da Gama Figueira	Praia de Botafogo n.º 300, sala 1101 – Botafogo – Rio de Janeiro/RJ	Member Alternate of the Board of
Directors, Telemar

Member of the Board of Directors,
TmarPart

Chief Executive Officer and
Director, Valverde

Member Alternate of the Board of
Directors, Oi S.A.

Member Alternate of the Board of
Directors, Calais Participações S.A.

Member of the Board of Directors,
Tele Norte Celular Participações S.A.

Alexandre Jereissati Legey	Rua Angelina Maffei Vita, 200, 10º andar - Jardim Paulistano - São Paulo/ SP	Alternate Member of Board of
Directors, TmarPart

Executive Officer, Valverde

Alternate Member of the Board of

Directors, Tele Norte Celular
Participações S.A.

Chief Financial Oficcer and Investor
Relations Officer, LF Tel S.A.

Chief Financial Oficcer and Investor
Relations Officer, Jereissati Telecom
S.A.

Vice President, EDSP75 Participações
S.A.

Member of the Board of

Directors, Contax Participações S.A.

Member of the Board of

Directors, CTX Participações S.A.

Rafael Cardoso Cordeiro	Avenida do Contorno, 8123 - Cidade Jardim - Belo Horizonte/MG	Alternate Member of Board of
Directors, TmarPart

Executive Officer, Valverde

Gerente financeiro da Andrade
Gutierrez Concessões S/A

Member of Board of Directors, Water
Port S/A

Member of Board of Directors,
Companhia Energética de Minas

Gerais - CEMIG

Directors and Executive Officers of Telemar

All of the following persons are citizens of the Federative Republic of Brazil, except Francis James Leahy Meaney, who is a citizen of Ireland.

Name	Business address	Present principal occupation or employment and the name of any corporation or other organization in which such employment is conducted

Francisco Tosta Valim Filho	Rua Humberto de Campos, 425/8° andar-Leblon, 22430-190, Rio de Janeiro – RJ, Brazil.	Executive Officer and Director, Telemar

Alex Waldemar Zornig	Rua Humberto de Campos, 425/8° andar-Leblon, 22430-190, Rio de Janeiro – RJ, Brazil.	Executive Officer and Alternate Director, Telemar

Tarso Rebello Dias	Rua Humberto de Campos, 425/8° andar-Leblon, 22430-190, Rio de Janeiro – RJ, Brazil.	Executive Officer, Telemar

Francis James Leahy Meaney	Rua Humberto de Campos, 425/8° andar-Leblon, 22430-190, Rio de Janeiro – RJ, Brazil.	Executive Officer and Director, Telemar

José Mauro Mettrau Carneiro da Cunha	Praia de Botafogo, nº. 300 - 11º andar, Botafogo, 22250-040, Rio de Janeiro – RJ, Brazil.	Director, Telemar Director, TmarPart

João de Deus Pinheiro de Macêdo	Rua Humberto de Campos, 425/8° andar-Leblon, 22430-190, Rio de Janeiro – RJ, Brazil.	Director, Telemar

Julio Cesar Fonseca	Rua Jangadeiros, nº. 48, Ipanema, 22420-010, Rio de Janeiro, RJ, Brazil.	Director, Telemar

João Carlos de Almeida Gaspar	Rua Joaquim Floriano, nº. 100 - conj. 191 - Itaim Bibi, 04534-000, São Paulo – SP, Brazil	Director, Telemar

José Augusto da Gama Figueira	Praia de Botafogo, nº. 300 - 11º andar, Botafogo, 22250-040, Rio de Janeiro – RJ, Brazil.	Alternate Director, Telemar Director, TmarPart

Eurico de Jesus Teles Neto	Rua Humberto de Campos, 425/8° andar-Leblon, 22430-190, Rio de Janeiro – RJ, Brazil.	Alternate Director, Telemar

Antonio Cardoso dos Santos	SQS, nº 112 - Bloco C - apto. 602, 70375-030, Brasília – DF, Brazil	Alternate Director, Telemar